                                                                EXHIBIT 10.12(d)

                                FOURTH AMENDMENT
                          DATED AS OF JANUARY 31,2003
                                       TO
                           RECEIVABLES SALE AGREEMENT
                          DATED AS OF DECEMBER 21,2001

         THIS FOURTH AMENDMENT (the "Amendment"), dated as of January 31,2003, is entered into among PerkinElmer Receivables Company, as Seller (the "Seller"), PerkinElmer, Inc., as Initial Collection Agent (the "Initial Collection Agent," and together with any successor thereto, the "Collection Agents"), the committed purchasers party thereto (the "Committed Purchasers"), Windmill Funding Corporation ("Windmill"), and ABN AMRO Bank N.V., as agent for the Purchasers (the "Agent")

                                  WITNESSETH:

         WHEREAS, the Seller, the Initial Collection Agent, the Agent, the Committed Purchasers and Windmill have heretofore executed and delivered a Receivables Sale Agreement, dated as of December 21, 2001 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"),

         WHEREAS, the parties hereto desire to amend the Sale Agreement as provided herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Sale Agreement shall be and is hereby amended as follows:

         Section 1.        The defined term "Credit Agreement" appearing in
Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

                           "Credit Agreement" means that certain $415,000,000
                  Credit Agreement dated as of December 26, 2002, among the Parent, the lenders from time to time party thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, as arranger, Merrill Lynch Capital Corporation, as syndication agent and Bank of America, N.A., as administrative agent.

         Section 2. The defined term "Dilution Reserve Multiple" appearing in Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

                           "Dilution Reserve Multiple" shall be determined
                  according to the following table:

-----------------------------------------
    Debt Rating
(Senior Unsecured)               Multiple
-----------------------------------------
Rating Category One                 1.0
-----------------------------------------
Rating Category Two                 1.5
-----------------------------------------
Rating Category Three               2.0
-----------------------------------------
Rating Category Four                2.25
-----------------------------------------

         Section 3. Clause (i) of the defined term "Eligible Receivables" is hereby amended in its entirety and as so amended shall read as follows:

                           (i) the Obligor of which (a) is not an Affiliate of any of the parties hereto or any other Seller Entity; (b) has not suffered a Bankruptcy Event; and (c) is a customer of the applicable Originator in good standing;

         Section 4. The defined term "Liquidity Termination Date" appearing in Schedule I to the Sale Agreement is hereby amended by deleting the date "January 31, 2003" appearing in clause (d) thereof and inserting in its place the date "January 30, 2004."

         Section 5. The defined term "Loss Reserve Multiple" appearing in Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

                           "Loss Reserve Multiple" shall be determined
                  according to the following table:

-----------------------------------------
    Debt Rating
(Senior Unsecured)               Multiple
-----------------------------------------
Rating Category One                 1.0
-----------------------------------------
Rating Category Two                 1.5
-----------------------------------------
Rating Category Three               2.0
-----------------------------------------
Rating Category Four                2.25
-----------------------------------------

         Section 6.        The defined term "Periodic Report" appearing in
Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

                           "Periodic Report" means, at any time, the Weekly
                  Report or Monthly Report that is required to be determined pursuant to Section 3.3.

         Section 7. The defined term "Prime Rate" appearing in Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

                           "Prime Rate" means, for any period, the daily average
                  during such period of (a) the sum of (x) the greater of (i) the floating commercial loan rate per annum of ABN AMRO (which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by ABN AMRO) announced form time to time as its prime rate or equivalent for dollar loans in the USA, changing as and when said rate changes and (ii) the Federal Funds Rate plus 0.75% plus (y) the "Applicable Margin " then applicable to "Revolving Loans" that are "Base Rate Loans" (each as defined in the Credit Agreement); provided, however, that during the pendency of a Termination Event, the "Applicable Margin" referred to above shall be 4.00%.

         Section 8.        The defined term "Rating Category Three" appearing in
Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

                           "Rating Category Three" means that the Parent (i)
                  maintains unsecured debt ratings with Moody's and S&P that are not in Rating Category One or Rating Category Two, and (ii) maintains an unsecured debt rating of at least BB+ by S&P or Bal by Moody's.

         Section 9. Clause (f) of the defined term "Termination Event" appearing in Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

                           (f) the average Delinquency Ratio for the three most recent Settlement Periods exceeds 18%, the average Default Ratio for the three most recent Settlement Periods exceeds 12%, the average Dilution Ratio for the three most recent Settlement Periods exceeds 10%, the Charge-Off Ratio for the most recent Settlement Period exceeds 2% or the average Turnover Ratio for the three most recent Settlement Periods exceeds 90 days; or

         Section 10. A new Section is hereby added to the defined term "Termination Event" appearing in Schedule I to the Sale Agreement as follows:

                           (m) the Intercreditor Agreement fails to be in full force and effect.

         Section 11.       The following defined terms shall be added to
Schedule I of the Sale Agreement:

                           "Intercreditor Agreement" means that certain
                  Intercreditor Agreement dated as of [_______], 2003, among the Agent, the Seller, the Initial Collection Agent, the other Originators party thereto and Bank of America, N.A., as Bank Administrative Agent

                           "Monthly Report" means a report containing the
                  information described on Exhibit C-1 (with such modifications or additional information as requested by the Agent or the Instructing Group).

                           "Rating Category Four" means that either (i) the
                  Parent maintains unsecured debt ratings with Moody's and S&P that are not in Rating Category One, Rating Category Two or Rating Category Three, or (ii) the unsecured debt rating of the Parent has been suspended or withdrawn by either Moody's or S&P.

                           "Weekly Report" means a report containing the
                  information described on Exhibit C-2 (with such modifications or additional information as requested by the Agent or the Instructing Group).

                           "Weekly Reporting Event" means that the long-term
                  senior unsecured debt rating of the Parent is BB or lower by S&P or Ba2 or lower by Moody's or either S&P or Moody's has suspended or withdrawn such rating.

         Section 12. Section 3.3 of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

                           Section 3.3. Reports. Unless a Weekly Reporting Event is continuing, on or before the twentieth day of each month, and, after the occurrence of a Termination Event, at such other times covering such other periods as is requested by the Agent or the Instructing Group, the Collection Agent shall deliver to the Agent a Monthly Report reflecting information as of the close of business of the Collection Agent for the immediately preceding Settlement Period or such other preceding period as is requested. During the continuance of a Weekly Reporting Event, on or before each Tuesday, and, after the occurrence of a Termination Event, at such other times covering such other periods as is requested by the Agent or the Instructing Group, the Collection Agent shall deliver to the Agent a Weekly Report reflecting information as of the close of business of the Collection Agent for the immediately preceding calendar week or such other preceding period as is requested.

         Section 13. A new Exhibit C-2 is hereby added to the Sale Agreement and shall read as set forth as Exhibit C-2 to this Amendment.

         Section 14. This Amendment shall become effective on the date the Agent (i) has received counterparts hereof executed by Seller, Initial Collection Agent, each Purchaser and the Agent, (ii) has received executed counterparts of the Third Amendment to Fee Letter, and (iii) has received executed counterparts of the Intercreditor Agreement.

         Section 15.1. To induce the Agent and the Purchasers to enter into this Amendment, the Seller and Initial Collection Agent represent and warrant to the Agent and the Purchasers that: (a) the representations and warranties contained in the Transaction Documents, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Potential Termination Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each of the Seller and the Initial Collection Agent, and the Sale Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller and the Initial Collection Agent, enforceable against the Seller and the Initial Collection Agent in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller or the Initial Collection Agent of this Amendment or the performance by the Seller or the Initial Collection Agent of the Sale Agreement, as amended by this Amendment, or any other Transaction Document to which they are a party.

         Section 15.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

         Section 15.3. Except as specifically provided above, the Sale Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing herein shall be interpreted as permitting any Lien to be granted to any Person in the Receivables or any other property of the Originators or the Seller in which the Agent or any Purchaser has an interest under the Transaction Documents. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or any Purchaser under the Sale Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. All defined terms used herein and not defined herein shall have the same meaning herein as in the Sale Agreement. The Seller agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Agent and each Purchaser Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.

         Section 15.4. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of Illinois.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                       ABN AMRO BANK N.V., as the Agent, as the
                                         Committed Purchaser

                                       By: /s/ Patricia Luken
                                           -------------------------------------
                                       Title: GVP

                                       By: /s/ Thomas J. Educate
                                           -------------------------------------
                                       Title: SVP

                                       WINDMILL FUNDING CORPORATION

                                       By: /s/ Bernard J. Angelo
                                           -------------------------------------
                                       Title: Vice President

                                       PERKINELMER RECEIVABLES COMPANY

                                       By: /s/ David C. Francisco
                                           -------------------------------------
                                       Title: Assistant Treasurer

                                       PERKINELMER, INC.

                                       By: /s/ Robert F. Friel
                                           -------------------------------------
                                       Title: Senior Vice President and Chief
                                              Financial Officer

                     GUARANTOR'S ACKNOWLEDGMENT AND CONSENT

         The undersigned, PerkinElmer, Inc., has heretofore executed and delivered the Limited Guaranty dated as of December 21, 2001 (the "Guaranty") and hereby consents to the Amendment to the Sale Agreement as set forth above and confirms that the Guaranty and all of the undersigned's obligations thereunder remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Sale Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty referred to above.

                                       PERKINELMER, INC.

                                       By: /s/ Robert F. Friel
                                           -------------------------------------
                                       Title: Senior Vice President and Chief
                                              Financial Officer